As filed with the Securities and Exchange Commission on August 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acorda Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Blue Hill Plaza, 3rd Floor, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan

Acorda Therapeutics, Inc. 2016 Inducement Plan

(Full Title of the Plan)

Ron Cohen, M.D.

Chief Executive Officer

2 Blue Hill Plaza, 3rd Floor

Pearl River, New York 10965

(Name and Address of Agent For Service)

(914) 347-4300

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Neil S. Belloff General Counsel Acorda Therapeutics, Inc. 2 Blue Hill Plaza, 3rd Floor Pearl River, New York 10965 (914) 347-4300	Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark it the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Acorda Therapeutics, Inc. (the “Company”) for the purpose of registering additional shares of its common stock, $0.001 par value per share (the “Common Stock”), under the Company’s 2015 Omnibus Incentive Compensation Plan (the “Incentive Plan”) and the Company’s 2016 Inducement Plan (the “Inducement Plan”).

This Registration Statement registers 1,800,000 additional shares of Common Stock available for issuance under the Incentive Plan, which were approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 10, 2022. This Registration Statement also registers 300,000 additional shares of Common Stock available for issuance under the Inducement Plan.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, the contents of the Company’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 13, 2015 (File No.  333-206346), August 4, 2016 (File No. 333-212917) and August 8, 2018 (File No. 333-226692), with respect to the Incentive Plan, and Registration Statement on Form S-8 filed with the Commission on April 18, 2016 (File No. 333-210813), with respect to the Inducement Plan, are incorporated by reference and made part of this Registration Statement. Any items in such registration statements not expressly changed hereby shall be as set forth in such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which were filed with the Commission (File No. 001-31938), are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 18, 2022;

(b)	all other reports the Company has filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2021; and

(c)

the description of the Company’s Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 16, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, other than with respect to any information that is furnished to, rather than filed with, the Commission (unless such information expressly states that it is incorporated by reference herein).

Any statement contained in a document incorporated or deemed incorporated by reference herein will be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein (or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, No. 333-138842, filed on November 20, 2006.

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 31, 2020. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 31, 2020.

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 31, 2020. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 31, 2020.

4.4	Bylaws of the Registrant, as amended and restated on January 12, 2021. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2021.

4.5	Specimen stock certificate evidencing shares of Common Stock. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 16, 2021.

4.6	Description of Common Stock. Incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 16, 2021.

4.7	Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, as amended effective June 10, 2022.

4.8	Forms of Stock Option Award Agreement for awards under the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed on August 8, 2017.

4.9	Form of Performance Unit Award Agreement for awards under the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed on November 7, 2016.

4.10	Acorda Therapeutics, Inc. 2016 Inducement Plan. Incorporated herein by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 18, 2022.

4.11	Form of Inducement Award. Incorporated herein by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 18, 2022.

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on August 16, 2022.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen, M.D.
Ron Cohen, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ron Cohen, M.D.	President, Chief Executive Officer and	August 16, 2022
Ron Cohen, M.D.	Director (Principal Executive Officer)

/s/ Michael Gesser	Chief Financial Officer and Treasurer	August 16, 2022
Michael Gesser	(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ron Cohen and Michael Gesser, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power of authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Peder K. Jensen, M.D.	Director	August 16, 2022
Peder K. Jensen, M.D.

/s/ John P. Kelley	Director	August 16, 2022
John Kelley

/s/ Sandra Panem, Ph.D.	Director	August 16, 2022
Sandra Panem, Ph.D.

/s/ Lorin J. Randall	Director	August 16, 2022
Lorin J. Randall

/s/ John Varian	Director	August 16, 2022
John Varian